Exhibit 31.01
Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
for the President and Chief Executive Officer
I, Alfred A. DelliBovi, certify that:
1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Federal Home Loan Bank of New York

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: October 13, 2011

/s/ Alfred A. DelliBovi
Alfred A. DelliBovi
President and Chief Executive Officer (Principal Executive Officer) Federal Home Loan Bank of New York